Exhibit 15

November 4, 2025

To the Board of Directors and Shareholders of Avista Corporation

1411 East Mission Ave

Spokane, Washington 99202

We are aware that our report dated November 4, 2025, on our review of interim financial information of Avista Corporation and subsidiaries appearing in this Quarterly report on Form 10-Q for the quarter ended September 30, 2025, is incorporated by reference in Registration Statement Nos. 333-33790, 333-179042 and 333-208986 on Form S-8 and in Registration Statement No. 333-287023 on Form S-3.

/s/ Deloitte & Touche LLP